UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SJW GROUP
(Name of Registrant as Specified In Its Charter)

CALIFORNIA WATER SERVICE GROUP
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

This filing contains the following documents, advertisements, and website pages issued by California Water Service Group (“California Water”) in relation to California Water’s all-cash proposal to acquire SJW Group (“SJW”):

•                  a press release issued by California Water on May 31, 2018;

•                  a letter sent by Martin A. Kropelnicki, President and CEO of California Water, to all employees of California Water on May 31, 2018;

•                  Google advertisements published on May 31, 2018; and

•                  an updated website published on May 31, 2018.

Forward-Looking Statements

This filing and the following documents contain forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about California Water, the water utility industry and general economic conditions. Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: the failure to consummate the proposed transaction with SJW upon the terms set forth in California Water’s Acquisition Proposal; governmental and regulatory commissions’ decisions; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief; changes in environmental compliance and water quality requirements; electric power interruptions; changes in customer water use patterns and the effects of conservation; the impact of weather and climate on water availability, water sales and operating results; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; labor relations matters as we negotiate with the unions; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as our annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission. California Water assumes no obligation to provide public updates of forward-looking statements except to the extent required by law.

Important Additional Information

On May 31, 2018, California Water filed a definitive proxy statement with the Securities and Exchange Commission (the “Definitive Proxy Statement”) to solicit proxies in opposition to resolutions related to the pending merger between SJW and Connecticut Water Service, Inc.. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. All such documents, if filed, would be available free of charge at the Securities and Exchange Commission’s website (www.sec.gov) or by directing a request to Innisfree M&A Incorporated at (888) 750-5834 (banks and brokers call collect at (212) 750-5833).

Participants in the Solicitation

California Water, its directors and certain of its officers and employees may be deemed to be participants in any solicitation of SJW stockholders in connection with the proposed transaction between California Water and SJW. Information about such participants, and a description of their direct or indirect interests, by security holdings or otherwise, is included in the Definitive Proxy Statement.

**************************************************************

California Water Files Definitive Proxy Materials and Sends Letter to SJW Group Stockholders

Reiterates Commitment to All-Cash $68.25 Per Share Proposal for SJW

Urges SJW Stockholders to Vote AGAINST the Connecticut Water Transaction Using the WHITE Proxy Card

SAN JOSE, Calif. — May 31, 2018 — California Water Service Group (“California Water”) (NYSE: CWT) today announced that it has filed definitive proxy materials with the U.S. Securities and Exchange Commission and sent a letter to SJW Group (“SJW”) (NYSE: SJW) stockholders, along with a WHITE proxy card, in connection with SJW’s Special Meeting of Stockholders. California Water urges SJW stockholders to vote AGAINST the proposed merger of SJW and Connecticut Water (NYSE: CTWS) using the WHITE proxy card.

On April 4, 2018, California Water made a proposal to acquire SJW for $68.25 per share in cash, which exceeds SJW’s all-time high closing share price, and represents a 30% premium to SJW’s share price at the time of California Water’s proposal.

Martin A. Kropelnicki, President and CEO of California Water, said: “We firmly believe our all-cash proposal, which was summarily rejected by the SJW Board, delivers superior and immediate value compared to the transaction with Connecticut Water in which SJW is paying a premium to Connecticut Water shareholders.1  SJW stockholders deserve the opportunity to voice their opinion on the future of SJW instead of being forced to accept an all-stock merger that we believe carries significant operational risk and is premised on vague and unspecified synergies. By voting on the WHITE proxy card AGAINST the SJW and Connecticut Water transaction, SJW stockholders can send a clear message to the San Jose Water Board that they should immediately engage in discussions with us regarding our compelling proposal.”

The full text of the letter to SJW stockholders follows:

ATTENTION SAN JOSE WATER GROUP (SJW) STOCKHOLDERS:

VOTE AGAINST SJW’S PROPOSED MERGER WITH CONNECTICUT WATER AND
PROTECT YOUR OPPORTUNITY TO RECEIVE $68.25 PER SHARE IN CASH

TAKE ACTION TODAY!

May 31, 2018

Dear SJW Group Stockholder,

On April 4, 2018, we at California Water made a private proposal to acquire SJW for $68.25 per share in cash. This proposal marked the latest in a series of attempts to work constructively and privately with SJW’s Board regarding a potential business combination. Like each of our prior proposals, it was rejected outright by the SJW Board and management, who refused to even engage with us.

1                 We note that the matter subject to approval by SJW’s stockholders is the issuance of additional shares to Connecticut Water (not the receipt of additional consideration).

Instead of engaging with California Water, SJW Group’s Board has embarked on an ill-advised effort to merge with Connecticut Water, a water utility located over 3,000 miles away from SJW’s California footprint. Coincidentally, Eric Thornburg, SJW’s CEO, was the CEO of Connecticut Water for eleven years until he stepped down seven months ago, and because he has a substantially larger economic interest in Connecticut Water stock than San Jose Water stock, he is poised to benefit if the Connecticut Water merger is completed. We believe SJW stockholders should question if the SJW CEO’s personal financial interests are more aligned with enriching Connecticut Water shareholders than acting in the best interest of SJW stockholders.

We firmly believe that the proposed Connecticut Water transaction carries substantial operational risks, as SJW Group has itself acknowledged in public filings. And unlike the California Water proposal, the Connecticut Water transaction will provide no cash consideration to SJW stockholders: you will simply retain your current SJW share holdings, while paying Connecticut Water shareholders, including Mr. Thornburg, an 18% premium.2

We do not believe in the merits of an SJW/Connecticut Water transaction. Our $68.25 all cash proposal is specifically conditioned on the termination of the SJW/Connecticut Water merger agreement.

In the coming weeks SJW will be holding a special meeting of SJW stockholders to vote on the Connecticut Water merger. At this special meeting, you will have an important opportunity to send a clear message to the SJW Board that they should immediately engage in discussions with California Water to maximize the value of your investment.

For the reasons set forth below and in the enclosed materials, we urge you to vote AGAINST using the WHITE proxy card in order to reject the proposed all-stock merger with Connecticut Water.

WE BELIEVE CALIFORNIA WATER IS OFFERING YOU SIGNIFICANT AND IMMEDIATE VALUE THAT CONNECTICUT WATER CANNOT PROMISE

Our $68.25 per share ALL-CASH proposal:

•                       Exceeds SJW’s all-time high closing share price;

•                       Represents a 30% premium to SJW’s share price at the time of California Water’s April 4, 2018 proposal; and

•                       Provides stockholders with cash value immediately upon closing.

2                 Based on the relative closing price of SJW and Connecticut Water shares on the last trading day prior to the announcement of the proposed Connecticut Water merger

In contrast, in the proposed all-stock merger with Connecticut Water, you are paying a premium to Connecticut Water shareholders at closing.3 Additionally, it asks you to:

•                       Bear the substantial execution risk of operating two separate businesses located 3,000 miles apart in different regulatory environments, with zero quantification of anticipated synergies, if any.

•                       Hold out for promises of accretion that may never materialize, without offering — in our view — any concrete plans on how it will achieve this alleged “value.”

3                 We note that the matter subject to approval by SJW’s stockholders is the issuance of additional shares to Connecticut Water (not the receipt of additional consideration).

•                  Trust a CEO that, in our view, is conflicted as to this transaction, and still has limited insight into the California regulatory environment and rule setting as prescribed by the California Public Utilities Commission.

WE BELIEVE CALIFORNIA WATER’S PROPOSAL OFFERS A CLEAR PATH TO CLOSING

Our proposal is not subject to any financing contingencies, and we are confident that we can conduct confirmatory due diligence and reach a definitive agreement within two weeks if we have the cooperation of the SJW Board and management.

In a desperate attempt to distract from the significant flaws in their merger with Connecticut Water, SJW has made various claims about our regulatory review process, which requires approvals in California and Texas. The fact is, we have worked collaboratively with the California Public Utilities Commission (CPUC) for many decades, and believe the unique customer, employee and community benefits that a California Water-SJW combination provides are self-evident — particularly given our strong operational track record in California.

Ultimately, we believe we can obtain all required regulatory approvals within eight months after submitting the requisite applications.

IN OUR VIEW THERE IS SIGNIFICANT UNCERTAINTY AND RISK IN CLOSING THE PROPOSED CONNECTICUT WATER MERGER

The SJW/Connecticut Water transaction faces regulatory approval in two different states — Connecticut and Maine. We believe that regulators in these states have no formal relationships with SJW given SJW’s lack of operations in either state and may have concerns over Connecticut Water’s ownership being transferred to an out-of-state company, which could delay the receipt of requisite approvals in one or both jurisdictions well beyond calendar year 2018.

Additionally, the mayor of San Jose believes the CPUC should review the merger with Connecticut Water and has communicated his views directly with the CPUC. These appeals to the CPUC are clearly being heard — CPUC Administrative Law Judge Karl Bemesderfer disclosed at a Public Participation Hearing on May 30, 2018 that CPUC’s legal division has decided to review the SJW/Connecticut Water transaction.

Finally, a third party, Eversource Energy, has submitted a proposal to acquire Connecticut Water and is soliciting proxies from Connecticut Water shareholders to vote against the SJW/Connecticut Water merger. As a result of the pressure from Eversource, Connecticut Water announced on May 31, 2018 an amendment to its merger agreement with SJW that allows it to conduct a 45-day go shop process, during which Connecticut Water can actively solicit alternative acquisition proposals from third parties. Since the SJW/Connecticut Water merger requires the approval of holders of two-thirds of the outstanding Connecticut Water common shares, we believe that the Eversource Energy proposal and solicitation, combined with the go shop period, create a high degree of uncertainty around the completion of the SJW/Connecticut Water merger.

SJW STOCKHOLDERS

VOTE THE WHITE PROXY CARD TODAY TO STOP SJW MANAGEMENT FROM FORCING THROUGH A SWEETHEART DEAL AT YOUR EXPENSE

By voting AGAINST using the enclosed WHITE proxy card, you can prevent a transaction we believe carries significant risks and gives only vague and unsupported promises of speculative value to SJW stockholders.

Vote AGAINST the SJW/Connecticut Water proposal. A rejection of the Connecticut Water merger proposals at the special meeting will send a clear message to the SJW Board that they should engage immediately in constructive discussions with California Water regarding our all-cash proposal.

Sincerely,

Martin A. Kropelnicki

President and Chief Executive Officer

If you have any questions or need assistance in voting your shares, please contact the firm assisting Cal Water in this solicitation:

INNISFREE M&A INCORPORATED
Stockholders May Call Toll Free: (888) 750-5834
Banks and Brokers May Call Collect: (212) 750-5833

California Water’s proxy statement, stockholder letter and other materials related to SJW’s special meeting will be available at www.sjwvalue.com.

About California Water Service Group

California Water Service Group is the parent company of California Water Service, Washington Water Service, New Mexico Water Service, Hawaii Water Service, CWS Utility Services, and HWS Utility Services. Together, these companies provide regulated and non-regulated water service to approximately 2 million people in more than 100 California, Washington, New Mexico, and Hawaii communities. California Water Service Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.” Additional information is available online at www.calwatergroup.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about the Company, the water utility industry and general economic conditions. Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: the failure to consummate the proposed transaction with SJW upon the terms set forth in California Water’s proposal; governmental and regulatory commissions’ decisions; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief; changes in environmental compliance and water quality requirements; electric power interruptions; changes in customer water use patterns and the effects of conservation; the impact of weather and climate on water availability, water sales and operating results; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; labor relations matters as we negotiate with the unions; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as our annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission. California Water assumes no obligation to provide public updates of forward- looking statements except to the extent required by law.

Important Additional Information

Today California Water filed a definitive proxy statement with the Securities and Exchange Commission (the “Definitive Proxy Statement”) to solicit proxies in opposition to resolutions related to the pending merger between SJW Group and Connecticut Water Service, Inc. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. All such documents, if filed, would be available free of charge at the Securities and Exchange Commission’s website (www.sec.gov) or by directing a request to Innisfree M&A Incorporated at (888) 750-5834 (banks and brokers call collect at (212) 750-5833).

Participants in the Solicitation

California Water, its directors and certain of its officers and employees may be deemed to be participants in any solicitation of SJW Group stockholders in connection with the proposed transaction between California Water and SJW Group. Information about such participants, and a description of their direct or indirect interests, by security holdings or otherwise, is included in the Definitive Proxy Statement.

Investor Contacts

Thomas Smegal

(408) 367-8200

Innisfree M&A Incorporated

Scott Winter

(212) 750-7271

Media Contacts

Shannon Dean

(408) 367-8243

Sard Verbinnen & Co

Meghan Gavigan/David Isaacs

(415) 618-8750

Dear Colleagues,

I wanted to update you on our efforts to combine with SJW Group.

Today we filed definitive proxy materials with the U.S. Securities and Exchange Commission, which means we are now actively encouraging SJW stockholders to vote against the proposed merger of SJW and Connecticut Water.  As part of these efforts, we also sent a letter to SJW stockholders to ensure they have the facts to make an informed decision about the future of their company.  For more detail on our filing and letter, a copy of the press release we issued today can be found here: http://www.SJWValue.com.

This important step exemplifies our commitment to completing this common-sense combination.  We are as confident as ever in the merits of this transaction, which would create a larger and stronger California-based water utility better positioned to anticipate and meet the needs of our combined three million people served — including approximately 1.4 million people in the Bay Area.

As part of this campaign we will begin meeting with SJW’s stockholders and sending them additional letters, and we expect SJW to do the same. The outcome of SJW’s stockholder vote will be determined at the special meeting this Summer.

Despite this back and forth, it’s important that everyone at Cal Water stay focused on our day-to-day operations — it is business as usual here.  As a reminder, the solicitation of proxies is regulated by SEC rules, and related communications need to be coordinated.  If you are contacted by the media, elected officials, or other external stakeholders, please redirect those inquiries to Shannon Dean (sdean@calwater.com), Paul Townsley (ptownsley@calwater.com), or Tom Smegal (tsmegal@calwater.com).

Thank you for your continued dedication to Cal Water.

Sincerely,

Martin A. Kropelnicki

President and Chief Executive Officer

Forward-Looking Statements

This letter contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about the Company, the water utility industry and general economic conditions. Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: the failure to consummate the proposed transaction with SJW upon the terms set forth in California Water’s proposal; governmental and regulatory commissions’ decisions; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief; changes in environmental compliance and water quality requirements; electric power interruptions; changes in customer water use patterns and the effects of conservation; the impact of weather and climate on water availability, water sales and operating results; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; labor relations matters as we negotiate with the unions; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as our annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission. California Water assumes no obligation to provide public updates of forward-looking statements except to the extent required by law.

Important Additional Information

Today California Water filed a definitive proxy statement with the Securities and Exchange Commission (the “Definitive Proxy Statement”) to solicit proxies in opposition to resolutions related to the pending merger between SJW Group and Connecticut Water Service, Inc. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. All such documents, if filed, would be available free of charge at the Securities and Exchange Commission’s website (www.sec.gov) or by directing a request to Innisfree M&A Incorporated at (888) 750-5834 (banks and brokers call collect at (212) 750-5833).

Participants in the Solicitation

California Water, its directors and certain of its officers and employees may be deemed to be participants in any solicitation of SJW Group stockholders in connection with the proposed transaction between California Water and SJW Group. Information about such participants, and a description of their direct or indirect interests, by security holdings or otherwise, is included in the Definitive Proxy Statement.

Cal Water and San Jose Water - A Common-Sense Combination www.sjwvalue.com/importantinfo Better service and cost savings for customers, more opportllJnities for empll oyees San Jose Water Customers - Cost Savings & Better Service www.sjwvalue.com/im porta nti nfo Leam mo re about Cal Water's plan to joi n forces with SJ Water San Jose Water Employees - Greater Opportunities For You www.sjwvalue.com/importantinfo Ca l Water is excited to wellcome you to a Top !Bay A rea ·workplace San Jose Water and Ca l Water - A Change For The Better www.sjwvalue.com/importa nti nfo lea rn about Cal Water's plan for cost savi ngs and bette r serv'ice

San Jose Water Customers - Cost Savings & Better Service
www.sjwvalue.com/importantinfo
Learn more about Cal Water's plan to join forces with SJ Water

San Jose Water Employees - Greater Opportunities For You
www.sjwvalue.com/importantinfo
Cal Water is excited to welcome you to a Top Bay Area Workplace

San Jose Water and Cal Water - A Change For The Better
www.sjwvalue.com/importantinfo
Learn about Cal Water's plan for cost savings and better service

• California Water & San Jose Water: A Common-Sense Combination California Water is proposing to acquire SJW for $68.25 per share in cash to create a larger.stronger California-based water utility Latest News California Water Files Definitive California Water Comments on OpenLetter to San Jose Water Proxy Materials and Sends Letter One-Sided Amendment to Customers. Employees & to SJW Group Stockholders SJW/Connecticut Water Merger Communities Agreement

• How to Vote VOnNG YOURSHARESIS OUICK AND EASY! Youwillreceive a WHITE proxy card from California Water ServiceGroup for every account through which you own SJW Group shares.It willsay "WHITE" onit. You may also receive a different-colored proxy card from SJW Group. also tabeled with that color. P ease simply discard any SJW proxy cards you may receive Do not vote on SJWs proxy card. as it could revoke any WHITE proxy card youhavepreviously submitted. 3 Easy Ways To Vote the WHITE proxy card Online • Locate the ControlNumber on your WHITEproxy card • Access thewebsiteindK:ated onyour WHITE proxy card • Follow the instructions provided By Telephone • Locate the ControlNumber on your WHITEproxy card • Dialthe telephone number indicated on your WHITE proxy card • Follow the simple voice prompts By Mail • Simpyl sign. date andreturn your WHITE proxy cardin the postage-paid envelope provided Remember only your tatest-dated vote counts_ Evenif you have already voted the SJW proxy card.you can stillvoteCalifornia Water's WHITE proxy cardAGAINST the proposed Connecticut Water merger today.Only your tatest-dated vote counts. If youholdyour shares throughmore thanone account you willreceive a WHITE proxy card or WHITE voting instruction form for each accountItis very important that you vote with respect to each account you own. SnLL HAVEQUESTIONS ABOUT VOnNG YOUR SHARES? Pleasecallthe firm assisting us withthe solicitation of proxies: INNISFREE M&A INCORPORATED Tol-lFree at (888) 750-5834(from theU.S.and Canada) OR •1(412) 232-3651(from other locations> VOTE AGAINST SJWS PROPOSED MERGER WITH CONNECTICUT WATER IN ORDER TO PROTECT YOUR OPPORTUNITY TO RECEIVE $68.25 PER SHARE JliQISii YOUR VOTE IS IMPORTANT!